UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2013 (February 19, 2013)

STATE AUTO FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	000-19289	31-1324304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 East Broad Street, Columbus, Ohio		43215-3976
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (614) 464-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2. Financial Information

Item 2.02. Results of Operations and Financial Condition.

On February 19, 2013, State Auto Financial Corporation (the “Company”) issued a press release disclosing the Company’s results of operations for the three-month period and fiscal year ended December 31, 2012 (the “Release”). The full text of the Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The Release included a non-GAAP financial measure, net income (loss) from operations per diluted share. Net income (loss) from operations differs from GAAP net income (loss) only by the exclusion of realized capital gains (losses), net of applicable taxes, on investment activity for the periods being reported. For the three-month periods ended December 31, 2012 and 2011, GAAP net income (loss) was $0.51 per diluted share and $2.46 per diluted share, respectively, while net income (loss) from operations was $0.38 per diluted share and $2.27 per diluted share for the same respective periods. For the three-month periods ended December 31, 2012 and 2011, realized capital gains, net of applicable taxes, increased the GAAP net income per diluted share by $0.13 and $0.19, respectively.

Management uses net income (loss) from operations because it believes this calculation better indicates the Company’s operating performance than GAAP net income (loss) in that net income (loss) from operations excludes the sometimes volatile realized capital gains/losses, net of applicable federal income taxes, that can produce inconsistent results.

The Release also included non-GAAP financial measures as to net written premium. Due to the significant changes in the Company’s net written premium as a result of implementing the homeowners quota share arrangement and the 2011 pooling participation percentage changes at the end of 2011, the following non-GAAP financial measures were provided in the Release in order to enable investors to perform a meaningful comparison of the Company’s current and historical net written premium:

(1)

A 2.2% increase in total net written premium for the fourth quarter of 2012 from the same period in 2011, which excluded the impact of the homeowners quota share arrangement(1) and the 2011 pooling participation percentage change(2);

(2)

A 2.3% increase in net written premium for the personal insurance segment for the fourth quarter of 2012 from the same period in 2011, which excluded the impact of the homeowners quota share arrangement(1) and the 2011 pooling participation percentage change(2);

(3)

A 20.8% increase in net written premium for the business insurance segment for the fourth quarter of 2012 from the same period in 2011, which excluded the impact of the 2011 pooling participation percentage change(2);

(4)

A 17.6% decrease in net written premium for the specialty insurance segment for the fourth quarter of 2012 from the same period in 2011, which excluded the impact of the 2011 pooling participation percentage change(2);

(5)

A 0.9% decrease in net written premium for the personal insurance segment for fiscal year 2012 from fiscal year 2011, which excluded the impact of the homeowners quota share arrangement(1) and the 2011 pooling participation percentage change(2);

(6)

A 14.0% increase in net written premium for the business insurance segment for fiscal year 2012 from fiscal year 2011, which excluded the impact of the 2011 pooling participation percentage change(2); and

(7)	A 0.5% increase in net written premium for the specialty insurance segment for fiscal year 2012 from fiscal year 2011, which excluded the impact of the 2011 pooling participation percentage change(2).

(1)	Homeowners quota share arrangement: On December 31, 2011, the State Auto Group entered into a quota share reinsurance agreement with a syndicate of unaffiliated reinsurers covering its homeowners book of business.
(2)	2011 pooling participation percentage change: As of December 31, 2011, the intercompany reinsurance pooling arrangement was amended to reduce the overall participation percentage of the Company’s insurance subsidiaries from 80% to 65%.

Section 7. Regulation FD

Item 7.01. Regulation FD Disclosure.

The Company’s management conducted a conference call on February 19, 2013, at approximately 10:00 a.m., ET, to review the Company’s financial results for the three-month period and fiscal year ended December 31, 2012, and to respond to questions from interested investors and financial analysts. A transcript of the conference call is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Section 9. Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	Press release issued by State Auto Financial Corporation on February 19, 2013, regarding results of operations for the three-month period and fiscal year ended December 31, 2012.

99.2	Transcript of conference call held by management of State Auto Financial Corporation on February 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE AUTO FINANCIAL CORPORATION

Date: February 25, 2013	By	/s/ Steven E. English
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by State Auto Financial Corporation on February 19, 2013, regarding results of operations for the three-month period and fiscal year ended December 31, 2012.

99.2	Transcript of conference call held by management of State Auto Financial Corporation on February 19, 2013.